UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

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Form 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

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RICH UNCLES NNN REIT, INC.

(Exact name of registrant as specified in its charter)

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Maryland	47-4156046
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3080 Bristol Street, Suite 550, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-205684

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share (the “Common Stock”), of Rich Uncles NNN REIT, Inc. (the “Company”) registered hereby pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended is incorporated herein by reference to “Description of Shares” included in the prospectus contained in amendment no. 2 to the Company’s post-effective amendment no. 2 to registration statement on Form S-11 (File No. 333-205684), filed with the Securities and Exchange Commission (the “Commission”) on April 17, 2017 (the “Registration Statement”). The Company further incorporates by reference herein any changes to the description of the Common Stock included in any amendment to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.	Exhibits.

1.	Amended and Restated Articles of Incorporation of Rich Uncles NNN REIT, Inc., incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 8 to the Registration Statement on Form S-11 (File No. 333-205684), filed with the Commission on May 23, 2016.

2.	Bylaws, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-11 (File No. 333-205684), filed with the Commission on July 15, 2015.

3.	Form of Subscription Agreement, incorporated by reference to Appendix A to the Prospectus contained in Amendment No. 2 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-205684), filed with the Commission on April 17, 2017.

4.	Distribution Reinvestment Plan, incorporated by reference to Appendix B to the Prospectus contained in Amendment No. 2 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-205684), filed with the Commission on April 17, 2017.

5.	Share Repurchase Program, incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (File No. 333-205684), filed with the Commission on January 19, 2017.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 28, 2017

RICH UNCLES NNN REIT, INC.

By:	/s/ HAROLD HOFER
Harold Hofer
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
(1)

Amended and Restated Articles of Incorporation of Rich Uncles NNN REIT, Inc., incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 8 to the Registration Statement on Form S-11 (File No. 333-205684), filed with the Securities and Exchange Commission on May 23, 2016.

(2)	Bylaws, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-11 (File No. 333-205684), filed with the Securities and Exchange Commission on July 15, 2015.
(3)	Form of Subscription Agreement, incorporated by reference to Appendix A to the Prospectus contained in Amendment No. 2 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-205684), filed with the Securities and Exchange Commission on April 17, 2017.
(4)	Distribution Reinvestment Plan, incorporated by reference to Appendix B to the Prospectus contained in Amendment No. 2 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-205684), filed with the Securities and Exchange Commission on April 17, 2017.
(5)	Share Repurchase Program, incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (File No. 333-205684), filed with the Securities and Exchange Commission on January 19, 2017.